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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-91141, 333-54118, 333-74920) and Form S-3 (Nos. 333-59224, 333-68446) of Plains All American Pipeline, L.P. of our report dated February 26, 2004 relating to the consolidated financial statements, which appears in this Form 10-K/A Amendment No. 1.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, TX
July 16, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM